                                                                   EXHIBIT 3.57

                            Commonwealth of Virginia

                 [GRAPHIC OMITTED] State Corporation Commission

I Certify the Following from the Records of the Commission:

D.P. ASSOCIATES INC. is a corporation existing under and by virtue of the laws of Virginia, and is in good standing.

The date of incorporation is October 16, 1986.

Nothing more is hereby certified.

[GRAPHIC OMITTED]              Signed and Seal at Richmond on this Date:
                               September 22, 2004

                               --------------------------------------------
                                      Joel H. Peck, Clerk of the Commission

                                                                   EXHIBIT 3.57

                              ARTICLES OF AMENDMENT

                                       OF

                              D.P. ASSOCIATES, INC.

         1. Name. The name of the corporation is D.P. Associates, Inc.

         2. Amendment. The following Article VI is hereby added to the articles of incorporation of the Corporation:

                  Article V1. No Preemptive Rights. No holder of any shares of any class of stock of the Corporation shall have any preemptive or other preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

         3. Date of Adoption. This amendment was adopted on December 31, 1987.

         4. Approval by Shareholders. This amendment was adopted by unanimous written consent of the shareholders of the Corporation.

         IN WITNESS WHEREOF, these Articles of Amendment are executed in the name of the Corporation by its President who certifies that the facts stated
herein are true as of December 31, 1987.

                         D.P. ASSOCIATES, INC.

                         By
                              ------------------------------------------------
                              Its
                                 ---------------------------------------------

                                                                  EXHIBIT 3.57

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                            RICHMOND, March 28, 1988

The accompanying articles having been delivered to the State Corporation
Commission on behalf of

D.P. ASSOCIATES INC.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective March 28, 1988.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court,
Fairfax County.

                          STATE CORPORATION COMMISSION

                          By
                             ---------------------------------------------
                                             Commissioner

                                                                  EXHIBIT 3.57

                            ARTICLES OF INCORPORATION

                                       OF

                              D.P. ASSOCIATES INC.

                  The undersigned incorporator hereby forms a stock corporation under the provisions of the Virginia Stock Corporation Act and to that end sets forth the following:

                  Article I. Name, The name of the corporation is D.P.
Associates Inc.

                  Article II. Capital Stock. The aggregate number of shares, which the corporation shall have authority to issue is as follows:

                 Class                             Number of Shares
                 -----                             ----------------
                Common                                   5,000

                  Article III. Registered Office and Agent. The initial
registered office is established at 31 5 Northwood Road, Fairfax, Virginia, in the County of Fairfax. The initial registered agent is Donald Jay Patterson,
Jr., who is a resident of Virginia and a director of the Corporation, and whose business address is the same as the address of the initial registered office of the Corporation.

                  Article IV. Indemnification.

                  A. Definitions. For purposes of this Article: (i) a "legal entity" is a corporation, partnership, joint venture, trust, or other enterprise; (ii) a "proceeding" is any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action or suit by or in the right of the Corporation to procure a judgment in its favor; and (iii) a "qualified position" with respect to any legal entity is a position held by a director, officer or employee of such legal entity which does or might constitute him a fiduciary with respect to any employee benefit plan for the employees of such legal entity under any federal or state law regulating employee benefit plans.

                  B. Mandatory Indemnification. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in a qualified position with respect to the Corporation or is serving in a similar capacity with respect to any other legal entity at the request of the Corporation, against expenses
(including attorneys' fees and costs of investigation and litigation), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such proceeding unless such person has been guilty of gross negligence or willful misconduct in performing the duties of his office or rendering the services required of him in his qualified position. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contondere or its equivalent, shall not of itself create a presumption that such person acted in such a manner as to make hip ineligible for indemnification.

                  C. Permissive indemnification. In addition to the
indemnification provided for in paragraph B, the Corporation shall have the power to indemnify or contract in advance to

indemnify, to a lesser or the same extent that indemnification is requited under paragraph B, any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in any capacity with respect to the Corporation or, with respect to any other legal entity at the request of the Corporation.

                  D. Determination that Indemnification is Proper. Any
indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct required of him by or pursuant to this Article. In any case where indemnification is sought pursuant to the terms of a written agreement, plan or trust, such determination shall be made as provided in such agreement, plan or trust, or in the absence of applicable provisions, in any manner approved by the Board of Directors. In all other cases, such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who neither are nor were parties to the proceeding, or (ii) if such a quorum is not obtainable, or even though obtainable, a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders. In making a determination the directors may rely, as to all questions of law, on the advice of independent legal counsel.

                  E. Advances. Expenses (including attorneys' fees and costs of investigation and litigation) incurred in defending a proceeding by any person claiming indemnification under this Article may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified.

                  F. Miscellaneous. Every reference in this Article to persons who are entitled to indemnification shall include all person who formerly occupies any of the positions hereinabove set forth in this Article, to the extent they would have been entitled to indemnification under the provisions of the Article if they still held such positions and their respective heirs, executors and administrators. Indemnification provided pursuant to the foregoing provisions of this Article shall not be exclusive of any other rights of indemnification to which any person may be entitled, including any rights under policies of insurance that may be purchased and maintained by the Corporation or others, whether or not the Corporation would have the power to indemnify such person in the particular instance under the provisions of this Article, but no person shall be entitled to any indemnification by the Corporation to the extent he is indemnified by any other party, including an insurer.

                  Article V. Initial Director. The name and address of the
person who is to serve as the initial director of the Corporation; as follows;

                           Name                                                      Address
                           ----                                                      -------

Donald Jay Patterson, Jr.                                    3105 Northwood Road
                                                             Fairfax, Virginia 22301

Dated: October 14, 1986
                                                             ---------------------------------------------------------
                                                                                         John V. Little, Incorporator

                                       2

                                                                 EXHIBIT 3.57

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                October 16, 1986

                          CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

D.P. ASSOCIATES INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the
Commission, effective October 16, 1986.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of Fairfax County following admission to the records of the Commission.

                          STATE CORPORATION COMMISSION

                          By
                             ----------------------------------------------
                                             Commissioner

                                                                   EXHIBIT 3.57

                            Commonwealth of Virginia

                 [GRAPHIC OMITTED] State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of D.P.
ASSOCIATES INC. on file in the Clerk's Office of the Commission.

Nothing more is hereby certified.

[GRAPHIC OMITTED]                      Signed and Seal at Richmond on this Date:
                                       September 22, 2004

                                        ----------------------------------------
                                           Joel H. Peck, Clerk of the Commission